UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ARADIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARADIGM CORPORATION

3929 Point Eden Way

Hayward, California, 94545

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 22, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Aradigm Corporation, a California corporation (“Aradigm”). The meeting will be held on Friday, May 22, 2013, at 9:00 a.m. local time at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY, 10104 for the following purposes:

1. To elect the five nominees for director named herein to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2. To approve an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,500,000 shares.

3. To ratify the selection of OUM & Co. LLP as Aradigm’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is March 21, 2013. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Igor Gonda, Ph.D.

President and Chief Executive Officer

Hayward, California

March 29, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 22, 2013 at 9:00 am at Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY, 10104

The proxy statement and the Annual Report on Form 10-K are available at www.aradigm.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ARADIGM CORPORATION

3929 Point Eden Way

Hayward, California, 94545

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 22, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Aradigm Corporation is soliciting your proxy to vote at the 2013 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about April 9, 2013 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on March 21, 2013 will be entitled to vote at the annual meeting. On this record date, there were 251,346,385 shares of Common Stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 21, 2013 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 21, 2013 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of five directors for a one year term, until the next Annual Meeting of Shareholders;

•	Approval of an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,500,000 shares;

•

Ratification of the selection by the Audit Committee of the Board of Directors of OUM & Co. LLP (formerly known as Odenberg, Ullakko, Muranishi & Co. LLP) as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

How do I vote?

You may either vote “For” all the nominees for director or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Aradigm. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 21, 2013. However, you may be able to cumulate your votes for Proposal 1, the election of directors, if at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. Under cumulative voting, you have five votes for each share of Common Stock you own. You may cast all of your votes for one candidate, or you may distribute your votes among different candidates as you choose. However, you may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. If you do not specify how to distribute your votes, by giving your proxy you are authorizing the proxyholders (the individuals named on your proxy card) to cumulate votes in their discretion.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted, as applicable “For” the election of all five nominees for director, “For” the amendment to the Employee Stock Purchase Plan and “For” the ratification of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson, Inc. (“Georgeson”) may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson, if retained, would be paid its customary fee, estimated to be $10,000 plus out-of-pocket expenses, if it coordinates proxy materials distribution and solicits proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards and proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of the shares, you may revoke your proxy in any one of following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 3929 Point Eden Way, Hayward, California, 94545.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2013, to our Secretary at 3929 Point Eden Way, Hayward, California, 94545. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 22, 2014 and no earlier than the close of business on February 22, 2014. You are also advised to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations. A copy of our bylaws is available via written request to our Secretary at 3929 Point Eden Way, Hayward, California, 94545, or by accessing EDGAR on the SEC’s website at www.sec.gov.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. With respect to any proposal submitted to a vote of the shareholders, the inspector of election will not count abstentions and broker non-votes as shares counting towards the vote total for such proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals. Under recent changes to NYSE Rule 452, the election of directors is now also considered a “non-routine” matter.

How many votes are needed to approve each proposal?

•

For the election of directors, the five nominees receiving the highest number of “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote at the meeting on the election of directors) will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

•

To be approved, Proposal 2 (approval of an amendment to our Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,500,000 shares), must receive “For” votes from a majority of shares present either in person or by proxy and voting at the meeting. The inspector of election will not count abstentions and broker non-votes as shares towards the vote total for this proposal, in which case abstentions and broker non-votes will have no effect on the outcome of this proposal.

•

To be approved, Proposal 3 (ratifying the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013) must receive “For” votes from the holders of a majority of shares present either in person or by proxy and entitled to vote. The inspector of election will not count abstentions and broker non-votes as shares towards the vote total for this proposal, in which case abstentions and broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 251,346,385 shares of Common Stock outstanding and entitled to vote. Thus, the holders of 125,673,193 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote at the meeting. The inspector of election will treat abstentions and broker non-votes as shares counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published on our Form 8-K filed with the SEC within four business days after the annual meeting.

What proxy materials are available on the internet?

This proxy statement and Annual Report on Form 10-K are available at www.aradigm.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of five directors. There are five nominees for director this year, including a new nominee – Helen Short. Tamar Howson, currently a director, has chosen not to stand for election. Each director to be elected will hold office until the next annual meeting and until his or her successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of our Board, with the exception of Ms. Short. It is our policy to invite nominees to attend the annual meeting and to encourage attendance at meetings at which substantial shareholder attendance is expected. All of the nominees for reelection as a director at the 2013 Annual Meeting of Shareholders attended the 2012 Annual Meeting of Shareholders. Ms. Short did not attend the 2012 Annual Meeting of Shareholders.

The five candidates receiving the highest number of affirmative votes by the holders of shares entitled to be voted will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and their ages as of March 31, 2013. Each nominee is currently serving as a director of Aradigm with the exception of Ms. Short.

Name	Age	Principal Occupation/Position Held With Us
Frank H. Barker	82	Director
Igor Gonda	65	President, Chief Executive Officer and Director
Helen E. Short	63	Director Nominee
John M. Siebert	73	Director
Virgil D. Thompson	73	Chairman and Director

Frank H. Barker has been a director since May 1999. From January 1980 to January 1994, Mr. Barker served as a company group chairman of Johnson & Johnson, Inc., a diversified health care company, and was Corporate Vice President from January 1989 to January 1996. Mr. Barker retired from Johnson & Johnson, Inc. in January 1996. Mr. Barker holds a B.A. in Business Administration from Rollins College, Winter Park, Florida.

Igor Gonda, Ph.D. has served as our President and Chief Executive Officer since August 2006 and as a director since September 2001. From December 2001 to August 2006, Dr. Gonda was the Chief Executive Officer and Managing Director of Acrux Limited, a publicly traded specialty pharmaceutical company located in Melbourne, Australia. From July 2001 to December 2001, Dr. Gonda was our Chief Scientific Officer and, from October 1995 to July 2001, was our Vice President, Research and Development. From February 1992 to September 1995, Dr. Gonda was a Senior Scientist and Group Leader at Genentech, Inc. His key responsibilities at Genentech were the development of the inhalation delivery of rhDNase (Pulmozyme) for the treatment of cystic fibrosis and non-parenteral methods of delivery of biologics. Prior to that, Dr. Gonda held academic positions at the University of Aston in Birmingham, United Kingdom, and the University of Sydney, Australia. Dr. Gonda holds a B.Sc. in Chemistry and a Ph.D. in Physical Chemistry from Leeds University, United Kingdom. Dr. Gonda was the Chairman of our Scientific Advisory Board until August 2006.

Helen E. Short is standing for election as a director at our Annual Meeting of Shareholders on May 22, 2013. From September 1998 to March 2006, Ms. Short served as Vice President of Investor Relations for Johnson & Johnson, Inc., a diversified health care company. Ms. Short was a financial executive in several of the

Johnson & Johnson subsidiaries from 1978 to 1998. She retired from a 34-year career at Johnson & Johnson in 2006. Ms. Short holds a B.S. in Commerce from Rider College, Trenton, N.J. and an Executive MBA from Pace University in New York, N.Y.

John M. Siebert, Ph.D. has been a director since November 2006. Dr. Siebert is Chief Operating Officer of New Rhein Healthcare Investors, LLC. From May 2003 to October 2008, Dr. Siebert was the Chairman and Chief Executive Officer of CyDex, Pharmaceuticals, Inc., a privately held specialty pharmaceutical company. From September 1995 to April 2003, he was President and Chief Executive Officer of CIMA Labs Inc., a publicly traded drug delivery company. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs at Dey Laboratories, Inc., a privately held pharmaceutical company. From 1988 to 1992, he headed a division R&D and Quality group at Bayer Corporation. Prior to that, Dr. Siebert was employed by E.R. Squibb & Sons, Inc., G.D. Searle & Co., Gillette and The Procter & Gamble Company. Dr. Siebert holds a B.S. in Chemistry from Illinois Benedictine University, an M.S. in Organic Chemistry from Wichita State University and a Ph.D. in Organic Chemistry from the University of Missouri. Dr. Siebert is a Director of Supernus Pharmaceuticals, Inc., a publicly traded pharmaceutical company. Dr. Siebert serves on the Audit Committee and Nominating and Governance Committees at Supernus. Dr. Siebert is also a member of the Board of Directors of Accu-Break Pharmaceuticals. Dr. Siebert is the Chairman of our audit committee and the designated “audit committee financial expert”.

Virgil D. Thompson has been a director since June 1995 and has been Chairman of the Board since January 2005. Since July 2009, Mr. Thompson has been Chief Executive Officer and a director of Spinnaker Biosciences, Inc., a privately held ophthalmic drug delivery company. From November 2002 until June 2007, Mr. Thompson served as President and Chief Executive Officer of Angstrom Pharmaceuticals, Inc., a privately held pharmaceutical company. From September 2000 to November 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc., a privately held biotechnology company. From May 1999 until September 2000, Mr. Thompson was the President, Chief Operating Officer and a director of Savient Pharmaceuticals, a publicly traded specialty pharmaceutical company. From January 1996 to April 1999, Mr. Thompson was the President and Chief Executive Officer and a director of Cytel Corporation, a publicly traded biopharmaceutical company that was subsequently acquired by IDM Pharma, Inc. From 1994 to 1996, Mr. Thompson was President and Chief Executive Officer of Cibus Pharmaceuticals, Inc., a privately held drug delivery device company. From 1991 to 1993, Mr. Thompson was President of Syntex Laboratories, Inc., a U.S. subsidiary of Syntex Corporation, a publicly traded pharmaceutical company. Mr. Thompson holds a B.S. in Pharmacy from Kansas University and a J.D. from The George Washington University Law School. Mr. Thompson is a director and chairman of the board of Questcor Pharmaceuticals, Inc., a publicly traded pharmaceutical company, and a director of Savient Pharmaceuticals, a publicly traded pharmaceutical company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Qualifications of Directors and Nominees

The following is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that our directors and nominees should serve as one of our directors at this time:

We believe that our directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise required for our Board as a whole and that we have sufficient independent directors to comply with applicable laws and regulations. We believe that our directors have a broad range of personal characteristics including leadership, management, scientific, technological, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegiality, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation, to provide leadership, to provide required expertise on Board committees and to commit the requisite time for preparation and attendance at Board and committee meetings.

In addition, four of our five director nominees are independent under the listing standards of the Nasdaq Global Market (“Nasdaq”) (Dr. Gonda, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating and Corporate Governance Committee believes that all five directors are independent of the influence of any particular shareholder or group of shareholders whose interests may diverge from the interests of our shareholders as a whole.

We believe that each director brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience from a wide variety of areas.

Dr. Gonda has served as our Chief Executive Officer since 2006 and as one of our directors since 2001. In addition to his leadership, understanding of the competitive landscape of our product candidates and technologies, strategic planning and extensive knowledge of the day to day operations of our business, he has a commercial, scientific and academic background in the delivery of pharmaceuticals using inhalation. His education includes degrees in chemistry and physical chemistry.

Mr. Thompson, our Chairman of the Board, is our longest serving director giving him substantial knowledge of our Company and its business. Mr. Thompson has extensive experience in the life sciences industry and has served as an executive with numerous pharmaceutical and drug delivery companies, both public and private. He also brings experience as a director of other public and private life sciences companies. His education includes degrees in pharmacy and law.

Mr. Barker’s career at Johnson & Johnson, Inc., a diversified health care company, has given him broad experience in leadership, executive management, global operations and consensus building. Mr. Barker’s service on our Board since 1999 has given him a substantial knowledge of our Company and its business. His education includes a degree in business administration.

Dr. Siebert has extensive experience in the life sciences industry, including as Chairman and Chief Executive Officer of a privately held specialty pharmaceutical company, President and Chief Executive Officer of a publicly traded drug delivery company and additional management and executive management roles at drug delivery and pharmaceutical companies. Our Board has determined that Dr. Siebert’s background, especially his executive management roles, qualifies him as our Audit Committee financial expert. His education includes degrees in chemistry and organic chemistry.

Ms. Short’s experience with and understanding of investor relations activities in the pharmaceutical industry will bring additional expertise and focus to our outreach and communication to the investment community. In addition, Ms. Short’s extensive background in financial management of both research and commercial organizations within Johnson & Johnson, Inc. strengthens our financial management resources. Her education includes degrees in accounting, commerce and business administration.

Independence of the Board of Directors

We have chosen to apply the listing standards of Nasdaq in determining the independence of our directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that the following four directors and nominees for director are independent within the meaning of the applicable Nasdaq listing standards: Mr. Barker, Ms. Short, Dr. Siebert, and Mr. Thompson. In making this determination, the Board found that none of these directors or nominees for director had a material or disqualifying relationship with the

Company. Dr. Gonda, our President and Chief Executive Officer, is not an independent director within the meaning of the applicable Nasdaq standards by virtue of his employment with Aradigm. In addition, each person who served as a director for any portion of 2012 was independent within the meaning of the applicable Nasdaq listing standards, except for Dr. Gonda.

Board Leadership Structure and Role in Risk Oversight

Mr. Thompson is our Chairman of the Board and he presides at all Board of Directors meetings. Our independent directors meet regularly in executive session (i.e., without management present) with no agenda set by management.

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

•

The Board’s review and approval of our business plan (prepared and presented to the Board by our Chief Executive Officer and other management), including the projected opportunities and challenges facing our business each year;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•

Our Audit Committee’s oversight of our internal controls over financial reporting and its discussion with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting (and related reports to the full Board); and

•	Our Compensation Committee reviews and makes recommendations to the Board regarding our executive officer compensation and its relationship to our business plans.

Meetings of the Board of Directors

The Board held 14 meetings during the last fiscal year. Each of our current Board members attended 67% or more of the aggregate of the meetings of the Board and of the committees on which they served during the year.

In fiscal 2012, our independent directors met or held telephonic Board meetings 9 times in regularly scheduled executive sessions at which only independent directors were present. These meetings were chaired by Mr. Thompson, the Chairman of the Board. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of Aradigm at 3929 Point Eden Way, Hayward, California, 94545.

Shareholder Communications with the Company and the Board of Directors

We have implemented a process by which shareholders may communicate with the Company. Shareholders who wish to communicate with the Company may send an email to investor@aradigm.com or may telephone the investor relations line at the Company at 510-265-8800. We have also implemented a process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Aradigm at 3929 Point Eden Way, Hayward, California 94545. All communications will be compiled by our Secretary and submitted to the Board or the individual directors on a periodic basis. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving us will be forwarded directly to the Audit Committee.

Code of Ethics

We have adopted the Aradigm Corporation Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at

www.aradigm.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Information Regarding the Committees of our Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information and meeting information for each of the Board committees during 2012:

Name	Audit		Compensation		Nominating and Corporate Governance
Frank H. Barker	X		X		X	*
Igor Gonda
Tamar Howson			X	*
John M. Siebert	X	*			X
Virgil D. Thompson	X		X		X
Total meetings in fiscal year 2012	7		4		3

*	Committee Chairperson

Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Aradigm.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm. In this role, it determines and approves the engagement of our independent registered public accounting firm and determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm. The Committee reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and our independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting, and establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee reviews the financial statements to be included in our Annual Report on Form 10-K and our quarterly financial statements on Form 10-Q and discusses with management and our independent registered public accounting firm the results of the annual audit. Currently, three directors comprise the Audit Committee: Messrs. Barker and Thompson and Dr. Siebert (chair). The Audit Committee is governed by a written charter that is available to shareholders on our website at www.aradigm.com.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that Dr. Siebert qualifies as an “audit committee financial expert,” as defined in applicable rules of the Securities and Exchange Commission (the “SEC”). The Board made a qualitative assessment of Dr. Siebert’s level of knowledge and experience based on a number of factors, including formal education and executive experience.

Compensation Committee

The Compensation Committee of the Board reviews and recommends to the Board the overall compensation strategy and policies for us. The Compensation Committee reviews and recommends to the Board corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer; reviews and recommends to the Board for approval the compensation and other terms of employment of the other officers; and oversees the administration of our stock option and stock purchase plans, health benefit plans, stock bonus plans, deferred compensation plans and other similar programs. Three directors currently comprise the Compensation Committee: Messrs. Barker and Thompson and Ms. Howson (chair). All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee is governed by a written charter that is available to shareholders on our website at www.aradigm.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board), recommending to the Board candidates for election and reelection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and its committees and monitoring compliance with our Code of Business Conduct and Ethics. Currently, the Nominating and Corporate Governance Committee consists of three directors: Dr. Siebert and Messrs. Barker (chair) and Thompson. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee is governed by a written charter that is available to shareholders on our website at www.aradigm.com.

Any potential candidates for director nominees, including candidates recommended by shareholders, are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of shareholders. In conducting this assessment, the Committee considers such factors as it deems appropriate given our current needs and those of our Board, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee reviews directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance. The Committee performs periodic Board self-assessments to provide directors an opportunity to critique Board and Committee performance. The Committee also determines whether the nominee would be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then compiles a list of potential candidates from suggestions it may receive, but may also engage, if it deems appropriate, a professional search firm to generate additional suggestions. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates as it deems appropriate. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. While the Committee and the Board have from time to time received and considered suggestions from shareholders for nominations to the Board, the Committee has received no suggestions for which disclosure is required in this proxy statement.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Committee will consider candidates recommended by shareholders in the same manner as it considers recommendations from other sources. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3929 Point Eden Way, Hayward, California 94545 at least 60 days prior, but no more than 90 days prior, to the anniversary date of the last annual meeting of shareholders. Submissions should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock.

The Nominating and Corporate Governance Committee has not established specific minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nominating and Corporate Governance Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating and Corporate Governance Committee and our then current needs for the Board as a whole. The Committee does not believe there would be any difference in the manner in which it evaluates nominees whether the nominee is recommended by a shareholder or by the current Committee process. The Nominating and Corporate Governance Committee considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. See “Qualifications of Directors and Nominees” for a description of the diversity of our current directors and nominees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (*)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

From the members of the Audit Committee of Aradigm Corporation:

Frank H. Barker

John M. Siebert, Chairman

Virgil D. Thompson

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

In April 1996, the Board of Directors adopted, and the shareholders subsequently approved, the Employee Stock Purchase Plan (“Purchase Plan”). A total of 4,550,000 shares of the Company’s Common Stock have previously been authorized for issuance under the Purchase Plan. The most recent addition of shares to the plan was approved by shareholders at the 2009 Annual Meeting of Shareholders. At March 28, 2013, an aggregate of 3,496,275 shares had been issued under the Purchase Plan and 1,053,725 shares remained for the grant of future rights under the Purchase Plan.

During the last fiscal year, shares were purchased by employees and officers at prices ranging from $0.11 to $0.14 in the following amounts under the Purchase Plan: all current executive officers as a group (147,143 shares), and all employees (excluding current executive officers) as a group (483,609 shares).

In February 2013, the Board of Directors of the Company adopted an amendment to the Purchase Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Purchase Plan by 2,500,000 to 7,050,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

The following summary description of the Purchase Plan, as amended, is qualified in its entirety by reference to the full text of the Purchase Plan that is attached as Appendix A to the proxy statement filed via EDGAR with the SEC, including all changes that this proposal would effect if approved by our shareholders at the annual meeting.

Shareholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. At March 31, 2013, all of the Company’s approximately 11 employees were eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is two years in duration. The Board may set the duration of an offering for a period of time not to exceed 27 months.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for at least 10 days preceding the first day of the offering period.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

Participation in the Plan

Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee’s total compensation during the purchase period.

Purchase Price

The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (ii) 85% of the fair market value of a share of Common Stock on any purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may, in its discretion, suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to Purchase Plan

If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

There are no federal income tax consequences to the Company by reason of the grant or purchase of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2012. Information is included for the equity compensation plans approved by our shareholders. There are no equity compensation plans not approved by our shareholders.

Plan Category	Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Common Stock Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved by Aradigm shareholders	6,755,200	(1)	$0.83	4,007,749	(2)
Equity compensation plans not approved by Aradigm shareholders	—		—	—

(1)	Issued pursuant to the Company’s 1996 Equity Incentive Plan, the 1996 Non-Employee Directors’ Plan, and the 2005 Equity Incentive Plan.
(2)	Shares available for future issuance includes 1,053,725 shares reserved under Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected OUM & Co. LLP (formerly known as Odenberg, Ullakko, Muranishi & Co. LLP) as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of an independent registered public accounting firm for ratification by our shareholders at the annual meeting. Prior to the selection of OUM & Co. LLP as our independent registered public accounting firm in April 2007, Ernst & Young LLP had audited our financial statements, since 1995. Representatives of OUM & Co. LLP are expected to be present by telephone at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of OUM & Co. LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Aradigm and its shareholders.

The affirmative votes of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting (which shares voting affirmatively also constitute a majority of the required quorum) will be required to ratify the selection of OUM & Co. LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accounting Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2012 and 2011, by OUM & Co. LLP, our independent registered public accounting firm since April 2007. All services described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2012	2011
	(In thousands)
Audit Fees(1)	$149	$149
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	9
Total Fees	$149	$158

(1)	Audit fees represent fees for professional services related to the performance of the audit of our annual financial statements, review of our quarterly financial statements and consents on SEC filings.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves audit services, audit-related services and non-audit services provided by our independent registered public accounting firm, OUM & Co. LLP, and will not approve services that the Audit Committee determines are outside the bounds of applicable laws and regulations. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to the Chairman of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services, other than audit services, by OUM & Co. LLP is compatible with maintaining the principal accountant’s independence.

The affirmative vote from the holders of a majority of shares present either in person or by proxy and entitled to vote will be required to ratify the selection of OUM & Co. LLP as our independent registered public accounting firm. The inspector of election will not count abstentions and broker non-votes as shares towards the vote total for this proposal, in which case abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2013 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (provided below); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership Common(1)
	Number of Shares	Percent of Total (%)
First Eagle Investment Management, LLC.(2) 1345 Avenue of the Americas New York, NY 10105	114,004,319	45.36
Novo Nordisk A/S(3) Novo Alle DK 2880 Bagsvaerd G7	26,204,122	10.43
Laurence W. Lytton(4) 467 Central Park West New York, NY 10025	24,384,372	9.70
Entities affiliated with Boxer Capital LLC(5) 445 Marine View Avenue, Suite 100 Del Mar, CA 92104	19,614,389	7.80
Igor Gonda, Ph.D.(6)	4,949,679	1.97
Nancy Pecota(7)	1,772,062	*
Virgil D. Thompson(8)	1,300,729	*
Frank H. Barker(9)	1,278,645	*
Tamar D. Howson(10)	487,331	*
John M. Siebert, Ph.D.(11)	976,697	*
Helen E. Short	—	—
All executive officers, directors and nominees as a group (7 persons)(12)	10,765,143	4.28

*	Less than one percent
(1)	This table is based upon information supplied by officers, directors and principal shareholders and Forms 4 and Schedules 13D and 13G filed with the Securities and Exchange Commission (“SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 251,346,385 shares of common stock outstanding on February 28, 2013. Unless otherwise indicated, the address of each person on this table is c/o Aradigm Corporation, 3929 Point Eden Way, Hayward, California, 94545.
(2)	Based upon information contained in a Schedule 13D filed with the SEC on December 18, 2012, as well as a Form 4 filed with the SEC on December 13, 2012, and other information known to us, First Eagle Management (“FEIM”) (formerly Arnhold and S. Bleichroeder Advisors, LLC), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to beneficially own 114,004,319 shares of our common stock, as a result of acting as investment advisor to various clients. Clients of FEIM have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. First Eagle Value in Biotechnology Master Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 57,422,298 of these 114,004,319 shares. In addition, 21 April Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 32,510,363 of these 114,004,319 shares.
(3)	Based upon information contained in a Form 4 filed on November 9, 2010.
(4)	Based upon information contained in a Schedule 13G (Amendment No. 1), filed with the SEC on February 13, 2013.

(5)	Based upon information contained in a Schedule 13G (Amendment No. 1) filed with the SEC on February 13, 2013. Boxer Capital LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”) and Joseph Lewis may be deemed to beneficially own 15,706,284 of these 19,614,389 shares. Boxer Management is the managing member and majority owner of Boxer Capital. Joseph Lewis is the sole indirect owner and controls Boxer Management. Boxer Capital, Boxer Management and Joseph Lewis have shared voting and dispositive power with regard to the 15,706,284 common shares they beneficially own. MVA Investors, LLC (“MVA”) is an independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital. As such, MVA is not controlled by Boxer Capital, Boxer Management or Joseph Lewis. Aaron Davis and Ivan Lieberburg are employed by Tavistock Life Sciences Company. MVA may be deemed to beneficially own 793,851 of these 19,614,389 shares, and has sole voting and dispositive power over the common stock owned by it. Aaron Davis may be deemed to beneficially own 450,000 of these 19,614,389 shares, and has sole voting and dispositive power over the common stock he owns. Ivan Lieberburg may be deemed to beneficially own 2,664,254 of these 19,614,389 shares, and has sole voting and dispositive power over the common stock he owns. Neither Boxer Capital, Boxer Management nor Joseph Lewis have any voting or dispositive power with regard to the common stock held by MVA, Aaron Davis, or Ivan Lieberburg.
(6)	Includes 1,868,000 stock options shares which are exercisable within 60 days of February 28, 2013. The number of shares also includes 525,000 shares pursuant to restricted stock awards that have not vested.
(7)	Includes 725,000 stock options which are exercisable within 60 days of February 28, 2013. The number of shares also includes 325,000 shares pursuant to restricted stock awards that have not vested.
(8)	Includes 634,000 stock options which are exercisable within 60 days of February 28, 2013. The number of shares also includes 208,333 shares pursuant to restricted stock units and 41,667 shares pursuant to restricted stock awards that have not vested.
(9)	Includes 577,000 stock options which are exercisable within 60 days of February 28, 2013. The number of shares also includes 50,000 shares pursuant to restricted stock awards that have not vested.
(10)	Includes 355,000 stock options which are exercisable within 60 days of February 28, 2013. The number of shares also includes 12,500 shares pursuant to restricted stock awards that have not vested.
(11)	Includes 575,000 stock options which are exercisable within 60 days of February 28, 2013. The number of shares also includes 203,947 shares pursuant to restricted stock units and 25,000 shares pursuant to restricted stock awards that have not vested.
(12)	See footnotes (6) through (11) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION

The policies of the Compensation Committee, or the Committee, with respect to the compensation of executive officers, including the Chief Executive Officer, or CEO, are designed to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Committee recommends executive compensation packages to our Board of Directors that are based on a mix of salary, bonus and equity awards.

Overall, the Board and the Committee seek to provide total compensation packages that are competitive in terms of total potential value to our executives, and that are tailored to the unique characteristics of our Company in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our shareholders. The Board and the Committee intend to provide executive compensation packages that are competitive with other similarly situated companies in our industry. Historically, the Board and the Committee generally weighted executives’ compensation packages more heavily in favor of equity-based compensation versus salary, as they believe performance and equity-based compensation is important to maintain a strong link between executive incentives and the creation of shareholder value. The Board and the Committee believe that performance and equity-based compensation are the most important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. For 2012, the Board and the Committee continued their emphasis on equity-based compensation and on contingent cash compensation payable upon the achievement of certain goals of particular importance in growing shareholder value in order to conserve cash to be used to support drug development and other programs. Given the Company’s current financial situation and market capitalization and the Company’s proposed business plan, the Board and the Committee believed that equity-based compensation and contingent cash compensation payable upon the achievement of goals of particular importance to the Company remain important tools to motivate the Company’s executive officers.

The Board and the Committee have reviewed this Compensation Discussion and Analysis with the Company’s management.

Benchmarking

The Committee has in the past retained and may in the future retain the services of third-party executive compensation specialists, as the Committee sees fit, in connection with the establishment of compensation and related policies. The Committee did not retain the services of third-party executive compensation specialists for establishing 2012 compensation and related policies as these services are costly and the Company is focused on conserving cash.

Compensation Components

Base Salary. Our practice is that management has presented the Committee with its initial recommendations for executive salary levels and the Committee and Board have determined whether to adjust these base salary recommendations to realign such salaries after taking into account individual responsibilities, performance, experience as well as any benchmarking data reviewed by the Committee.

For 2009, the Board, upon recommendation of the Committee, established base salaries for Dr. Gonda and Ms. Pecota of $380,000 and $238,000, respectively. Consistent with 2010, in both 2011 and 2012, management recommended to the Board and Committee that base salaries for Dr. Gonda, and Ms. Pecota be retained at their 2009 levels. Given the Company’s financial position, management felt, and the Board agreed, that an increase in base salary for 2011 or 2012 was not appropriate.

Executive Bonus Plan.

In addition to base salaries, the Board and the Committee believe that performance-based cash bonuses can play an important role in providing incentives to our executives to achieve defined corporate goals.

In January 2010, the Board, upon recommendation of the Committee, revised the Executive Bonus Plan to convert it from an annual performance evaluation period to a multi-year performance evaluation period. The Board established, upon recommendation of the Committee, performance objectives that are not dependent upon the objective being achieved within a fixed time period, in order to incentivize the executives to focus on the achievement of longer term goals that could be significant value creation events for our shareholders. The objectives focus on partnering our programs, raising non-dilutive capital, advancing the inhaled ciprofloxacin program and the achievement of other significant strategic objectives. Each bonus will be paid upon achievement of the objective and will be in the form of cash and/or restricted stock. In general, if the achievement of the objective results in us receiving cash then the bonus will be paid in cash; if the achievement of the objective is of strategic importance to us but does not generate cash then the bonus will be paid, at least in part, in the form of restricted stock.

In 2012, the Board and Committee granted Dr. Gonda and Ms. Pecota restricted stock awards under the Executive Bonus Plan for 125,000 and 60,000 shares of our common stock, respectively, upon achievement of certain objectives related to the inhaled ciprofloxacin clinical program. These grants vested 100% on April 24, 2012.

In 2011, the Board, upon recommendation by the Committee, approved the bonus payout related to the successful completion of a non-dilutive capital raise through the Zogenix royalty financing transaction. Dr. Gonda and Ms. Pecota received a cash bonus payout of $252,756 and $136,100, respectively, upon the successful completion of the transaction.

Equity Awards. The Board and the Committee believe that providing a significant portion of our executives’ total compensation package in stock options and restricted stock awards aligns the incentives of our executives with the interests of our shareholders and with our long-term success. The Board and the Committee develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

We grant equity awards through our 2005 Equity Incentive Plan, which was adopted by our Board and shareholders to permit the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares and other stock-based awards to our officers, directors, scientific advisory board members, employees and consultants. All of our employees, directors, scientific advisory board members and consultants are eligible to participate in the 2005 Equity Incentive Plan. All options we grant have an exercise price equal to the fair market value of our common stock on the date of grant.

In April 2012, the Board and Committee granted Dr. Gonda and Ms. Pecota restricted stock awards for 125,000 and 60,000 shares of our common stock, respectively, as discussed above under Executive Bonus Plan. In September 2012, the Board and Committee granted Dr. Gonda and Ms. Pecota restricted stock awards for 525,000 and 325,000 shares of our common stock, respectively. These grants will vest 100% on September 17, 2013.

In September 2011, the Board and Committee granted Dr. Gonda and Ms. Pecota restricted stock awards for 400,000 and 250,000 shares of our common stock, respectively. These grants vested 100% on September 17, 2012.

The Board and Committee granted these awards in 2011 and 2012 in order to encourage retention of executives important to the realization of our business objectives. The Committee anticipates making future equity award grants to executives annually, subject to its discretion and subject to Board approval. The Committee believes this award structure is consistent with our executive compensation policies.

Severance Benefits. The Board, upon recommendation of the Committee, previously adopted an Amended and Restated Executive Officer Severance Plan, dated as of December 31, 2008, and approved change of control agreements with each of our executive officers, the terms of which are more fully described below in the section entitled “Potential Payments Upon Termination or Change in Control.” The Board and the Committee believe these severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. Our business is inherently risky and the Board and the Committee believe the severance benefits encourage our executives to take necessary but reasonable business risks to increase shareholder value. The Board and the Committee believe the change of control benefits align our executives’ interests more greatly in favor of corporate liquidity events that can be potentially valuable to our shareholders. They have established these severance and change of control benefits at levels that they feel are comparable to benefits offered to executives in similar positions and with similar responsibilities at comparable companies.

Other Compensation. Each of our executives is eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to our employees generally.

Summary Compensation Table

The following table sets forth information regarding compensation earned in 2012 and 2011 by the individual serving as our principal executive officer during 2012 and our most highly compensated executive officer who was serving as an executive officer during 2012 (these individuals are collectively referred to as our “named executive officers”):

	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Igor Gonda, PhD.	2012	380,000	—	85,750	—	—	37,996	503,746
President and Chief Executive Officer	2011	380,000	252,756	68,000	—	—	34,333	735,089

Nancy Pecota	2012	238,000	—	50,650	—	—	15,079	303,729
Vice President, Finance and Chief Financial Officer	2011	238,000	136,100	42,500	—	—	12,848	429,448

(1)	For 2012 and 2011, amounts represent the grant date fair value of awards and options that were issued in that year.

All Other Compensation in the summary compensation table above includes the following components:

Name	Year	Health Care Contribution ($)	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	Employee Stock Equity Incentive ($)	All Other ($)	Total ($)
Igor Gonda, Ph.D.	2012	19,932	3,150	8,500	6,414	—	37,996
	2011	19,896	990	8,250	5,197	—	34,333

Nancy Pecota	2012	7,363	2,298	5,418	—	—	15,079
	2011	6,503	990	5,355	—	—	12,848

2012 Grants of Plan-Based Award

The following table sets forth information regarding plan-based awards to our named executive officers in 2012:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)
Igor Gonda, Ph.D.	4/24/2012	4/24/2012	—	—	—	—	125,000	0.00	17,500
	9/20/2012	9/20/2012	—	—	—	—	525,000	0.00	68,250

Nancy Pecota	4/24/2012	4/24/2012	—	—	—	—	60,000	0.00	8,400
	9/20/2012	9/20/2012	—	—	—	—	325,000	0.00	42,250

(1)	The method and assumptions used to calculate the value of stock and option awards granted to our named executive officers is discussed in Note 9 of the notes to our financial statements included in our 2012 Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2012

The following table provides information regarding each unexercised stock equity award held by each of our named executive officers as of December 31, 2012:

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options		Option Exercise Price(1) ($)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable (#)	Unexercisable (#)
Igor Gonda, Ph.D.	(6)	500,000	—	0.18	9/17/2020	—	—
	(5)	—	—	—	—	525,000	68,250
	(2)	328,125	21,875	0.25	1/21/2019	—	—
	(2)	500,000	—	1.60	12/04/2017	—	—
	(3)	500,000	—	1.87	08/10/2016	—	—
		4,000	—	1.52	05/18/2016	—	—
		4,000	—	5.30	05/19/2015	—	—
		4,000	—	5.30	05/20/2014	—	—
		2,000	—	5.30	05/13/2014	—	—
		4,000	—	6.50	05/15/2013	—	—
		4,000	—	4.75	02/19/2013	—	—

Nancy Pecota	(5)	—	—	—	—	325,000	42,250
	(2)	187,500	12,500	0.25	1/21/2019	—	—
	(4)	225,000	—	0.39	09/30/2018	—	—
	(6)	300,000	—	0.18	9/17/2020	—	—

(1)	Represents the fair market value of a share of our common stock on the grant date of the option.
(2)	The option vests over four years with 1/16 of the shares of underlying common stock vesting every three months from the grant date.

(3)	The option vests over four years with 1/4 of the shares of underlying common stock vesting on the first anniversary of the grant date and 1/48 of the shares of underlying common stock vesting each month thereafter.
(4)	The option vests over four years with 1/4 of the shares of underlying common stock vesting on the first anniversary of the grant date and 1/16 of the shares of underlying common stock vesting every three months thereafter.
(5)	Each restricted stock award will vest on September 20, 2013.
(6)	The option vests over two years with 1/8 of the shares of underlying common stock vesting every three months from the grant date.

2012 Option Exercises and Stock Vested

None of our named executive officers exercised options in 2011 or 2012. Dr. Gonda had 525,000 shares of restricted stock awards vest in 2012. Ms. Pecota had 310,000 shares of restricted stock awards vest in 2012.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if the Committee determines that doing so is in our best interests.

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change in control. The Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our current executive officers assuming their employment was terminated on December 31, 2012:

Name	Benefit	Termination Without Cause Prior to a Change in Control ($)	Change in Control ($)	Termination Without Cause or Constructive Termination Following a Change in Control ($)
Igor Gonda, Ph.D.	Salary	380,000	—	760,000
	Bonus	228,000	—	456,000
	Option acceleration(1)	—	—	—
	Stock award acceleration(1)	—	—	68,250
	Benefits continuation	21,100	—	42,200
	Career transition assistance	—	—	20,000

	Total value:	629,100	—	1,346,450

Nancy Pecota	Salary	238,000	—	238,000
	Bonus	95,200	—	95,200
	Option acceleration(1)	—	—	—
	Stock award acceleration(1)	—	—	42,250
	Benefits continuation	7,364	—	7,364
	Career transition assistance	—	—	10,000

	Total value:	340,564	—	392,814

(1)	The value of the stock and option award acceleration was calculated using a value of $0.13 per share of common stock, which was the last reported closing sale price of our common stock on December 31, 2012.

Termination without cause prior to a change in control. If any of our executives is terminated by us without cause prior to a change in control, upon executing a general release and waiver, such executive is entitled to receive (less applicable withholding taxes) in a lump sum payment or in installments, at our discretion:

•	an amount equal to such executive’s annual base salary;

•	an amount equal to 60% of annual base salary for Dr. Gonda and 40% of annual base salary for Ms. Pecota, representing historical target bonus; and

•	continuation of such executive’s health insurance benefits for 12 months.

Termination without cause or constructive termination following a change in control. If any of our executives is terminated by us without cause or constructively terminated (which includes a material reduction in title or duties, a material reduction in salary or benefits or a relocation of 50 miles or more) during the 18-month period following a change in control, upon executing a general release and waiver, such executive is entitled to receive (less applicable withholding taxes):

•	a lump sum payment equal to twice such executive’s annual base salary, in the case of Dr. Gonda, and such executive’s annual base salary, in the case of Ms. Pecota;

•

a lump sum payment equal to such executive’s annual base salary multiplied by (i) 120%, in the case of Dr. Gonda, and (ii) 40%, in the case of Ms. Pecota, representing twice such executive’s historical target bonus, in the case of Dr. Gonda, and such executive’s historical target bonus, in the case of Ms. Pecota;

•	continuation of such executive’s health insurance benefits for 24 months, in the case of Dr. Gonda, and 12 months, in the case of Ms. Pecota;

•

reimbursement of actual career transition assistance (outplacement services) incurred by such executive within six months of termination in an amount up to $20,000, in the case of Dr. Gonda, and $10,000, in the case of Ms. Pecota; and

•	acceleration of vesting of any stock options or restricted stock awards that remain unvested as of the date of such executive’s termination.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board or the Committee and the board of directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Report of the Compensation Committee

The Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which is contained in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Aradigm Corporation Compensation Committee:

Frank H. Barker

Tamar D. Howson, Chair

Virgil D. Thompson

Non-Employee Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2012:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Restricted Stock Awards(1) ($)	Total ($)
Frank H. Barker(2)	27,000	20,020	30,000	77,020
Tamar D. Howson(3)	57,000	20,020	7,500	84,520
John M. Siebert(4)	44,500	20,020	15,000	79,520
Virgil D. Thompson(5)	50,500	20,020	25,000	95,520

(1)	Amount represents the grant date fair value of options and restricted stock awards granted in 2012.
(2)	Mr. Barker owns stock options for 616,000 shares of our common stock as of December 31, 2012, of which 546,000 shares are vested as of December 31, 2012. In addition, Mr. Barker owns 100,000 restricted stock awards at December 31, 2012, none of which has vested.
(3)	Ms. Howson owns stock options for 390,000 shares of our commons stock as of December 31, 2012 of which 320,000 are vested as of December 31, 2012. In addition Ms. Howson owns 25,000 restricted stock awards at December 31, 2012, none of which has vested.
(4)	Dr. Siebert owns stock options for 610,000 shares of our common stock as of December 31, 2012, of which 540,000 shares are vested as of December 31, 2012. In addition, Dr. Siebert owns 253,947 restricted stock units/awards at December 31, 2012, none of which has vested.
(5)	Mr. Thompson owns stock options for 676,900 shares of our common stock as of December 31, 2012, of which 606,900 shares are vested as of December 31, 2012. In addition, Mr. Thompson owns 291,667 restricted stock units/awards at December 31, 2012, none of which has vested.

In 2013, the cash component of compensation to our non-employee directors will remain unchanged from the level initially established in 2007. The Chairman of the Board will receive an annual retainer in the value of $50,000 and all other non-employee directors will receive an annual retainer in the value of $30,000. The retainers may be paid in cash or an equivalent value of restricted stock at the option of the director. Board members also receive additional annual retainers for serving on Board committees. The additional annual retainer for the Chairman of the Audit Committee will be $15,000 and the additional annual retainer for all other members of the Audit Committee will be $5,000. The additional annual retainer for the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee will be $10,000 and the additional annual retainer for all other members will be $5,000. The Board retainer covers six meetings in a year and, if exceeded, the Chairman of the Board will receive $1,500 for each additional meeting and the other Board members will receive $1,000 for each additional meeting. If the number of meetings in a year for any given committee exceeds four, the chairman of the committee will receive $1,500 for each additional meeting and the other committee members will receive $1,000 for each additional meeting. Our directors are also entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend Board meetings.

In addition to the cash and restricted stock compensation, each non-employee director will be granted an annual stock option grant.

Limitation of Liability of Officers and Directors and Indemnification

Our articles of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, to the extent permitted by California law and (ii) permit us to indemnify our directors and officers, employees and other agents to the fullest extent permitted by the California Corporations Code. Pursuant to Section 317 of the California Corporations Code, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against any expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the directors’ duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend.

We entered into indemnification agreements with certain officers, including each of our named executive officers, and each of our directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings to which such officer or director is or may be made a party by reason of such officer’s or director’s position as an officer, director or other agent of us, and otherwise to the full extent permitted under California law and our bylaws.

CERTAIN TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted, in writing, a policy and procedures for the review of related person transactions. Any related person transaction we propose to enter into must be reported to our Chief Financial Officer and, unless otherwise reviewed and approved by the Board, shall be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of any related person transaction, whenever practicable. The policy defines a “related person transaction” as any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships in which Aradigm (i) was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) a Related Person (as defined therein) had or will have a direct or indirect material interest. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made. Transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in the charter of the Compensation Committee. As appropriate for the circumstances, the Audit Committee shall review and consider the Related Person’s interest in the related person transaction, the approximate dollar value of the amount involved in the related person transaction, the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss, whether the transaction was undertaken in the ordinary course of business, whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of the transaction and any other information regarding the related person transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Aradigm Corporation, Secretary, 3929 Point Eden Way, Hayward, CA 94545 or contact our Secretary at (510) 265-9000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Igor Gonda, Ph.D.

President and Chief Executive Officer

March 29, 2013

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to: Secretary, Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

Appendix A

ARADIGM CORPORATION

Employee Stock Purchase Plan

Adopted April 16, 1996

Approved by the Shareholders on June 5, 1996

Amended by the Board of Directors on April 7, 1998

Approved by the Shareholders on May 15, 1998

Amended by the Board of Directors on February 2, 1999

Approved by the Shareholders on May 21, 1999

Amended by the Board of Directors on April 3, 2000

Approved by the Shareholders on May 19, 2000

Amended by the Board of Directors on April 2, 2001

Approved by the Shareholders on May 18, 2001

Amended by the Board of Directors on December 17, 2001

Approved by the Shareholders on February 8, 2002

Amended by the Board of Directors on February 19, 2003

Approved by the Shareholders on May 15, 2003

Amended by the Board of Directors on March 21, 2005

Approved by the Shareholders on May 19, 2005

Amended by the Board of Directors on April 4, 2008

Approved by the Shareholders on May 15, 2008

Amended by the Board of Directors on February 25, 2009

Approved by the Shareholders on May 15, 2009

Amended by the Board of Directors on March 22, 2013

Approved by the Shareholders on May 22, 2013

Purpose

The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Aradigm Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan as provided in paragraph 13.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”) constituted in accordance with the requirements of Rule 16b-3 under the Exchange Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

Shares Subject to the Plan

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate seven million fifty thousand (7,050,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

Grant of Rights; Offering

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

Eligibility

Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

Rights; Purchase Price

On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the

Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

Participation; Withdrawal; Termination

An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

Exercise

On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

Covenants of the Company

During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

Use of Proceeds from Stock

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

Rights as a Shareholder

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

Adjustments upon Changes in Stock

If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

Amendment of the Plan

The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

Increase the number of shares reserved for rights under the Plan;

Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended (“Rule 16b-3”)); or employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended (“Rule 16b-3”)); or

Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

Designation of Beneficiary

A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Termination or Suspension of the Plan

The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

Effective Date of Plan

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

PROXY

ARADIGM CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2013

The undersigned hereby appoints IGOR GONDA and NANCY E. PECOTA, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Aradigm Corporation that the undersigned may be entitled to vote at the 2013 Annual Meeting of Shareholders of Aradigm Corporation to be held at Morrison & Foerster LLP’s offices located at 1290 Avenue of the Americas, New York, NY, 10104 on Wednesday, May 22, 2013 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

☑ Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE “FOR” PROPOSALS 2 AND 3.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

1.	To elect (01) Frank H. Barker, (02) Igor Gonda, (03) Helen E. Short, (04) John M. Siebert and (05) Virgil D. Thompson as directors to hold office until the next annual meeting of shareholders and until their successors are elected.	FOR ALL NOMINEES WITHHELD FROM ALL NOMINEES FOR ALL NOMINEES EXCEPT:			☐ ☐ ☐

2.	To approve an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the selection of OUM & Co. LLP as Aradigm’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign. If signer is a partnership, please sign in partnership name and by authorized person.

Signature:	Date:

Signature:	Date: